FIRST AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                           Dated as of August 20, 2001


                                      Among

                AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.,
                                  as Borrower,


                            THE LENDERS PARTY HERETO,
                                       and

                               FLEET NATIONAL BANK
                            as Agent for the Lenders

         FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT



         This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") is entered into as of August __, 2001 (the "First Amendment Closing Date") by and between AMERICAN SKIING COMPANY RESORT PROPERTIES, INC., a Maine corporation ("Borrower"), the Lenders party to the Credit Agreement (the "Lenders"), and FLEET NATIONAL BANK, a national banking association, as Agent for the Lenders.

                                    RECITALS

         The Borrower and the Lenders are parties to a Second Amended and Restated Credit Agreement dated as of July 31, 2000 (the "Credit Agreement") and desire to amend the Credit Agreement in various respects. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

                                    AGREEMENT

         NOW, THEREFORE, subject to the satisfaction of the conditions to effectiveness specified in Section 7 of this First Amendment, the Borrower, the Lenders and the Agent hereby amend the Credit Agreement as follows:

1.       DEFINITIONS.

(a) Revised Definitions. Section 1.1 of Credit Agreement is hereby amended by
(x) deleting the definitions of "Advance" ,"Advance Requirements", "Agreement", "Base Rate Margin," "Budget," "Cash Flow Exhibit," Cash Flow Reconciliation Report," "Construction Loan Repayment Date", "Cost Overrun Fund", "Equity Fund", "Excess Cash Amount", "Excess Cash Required Payments", "First Amendment", "Fund Reconciliation", "Funds", "General Cash Collateral Account", "Heavenly Purchase Agreement", "Heavenly Sale", "Liquidity Balance," "Minimum Liquidity", "Mount Snow Mortgaged Property", "Operating Account," "PIK Amount," "Reserves," "Steamboat Parcel Sale(s)", "Tranche A Advance", "Tranche A Advance Requirements", "Tranche A Amendment Closing Date Balance", "Tranche A Maturity Date," "Tranche A Maximum Credit Amount", "Tranche B Amendment Closing Date Balance," "Tranche B Maturity Date", "Tranche C Remaining Balance" and "Tranche C Warrants" and (y) inserting the definitions listed below. Revised definitions of certain of these deleted terms are set forth below. To the extent that any of the terms identified above are not redefined below, all references to such terms within the text of the Credit Agreement are hereby deleted.

         "Agreement" shall mean this Second Amended and Restated Credit Agreement as amended by the First Amendment, as may be further amended, modified, supplemented, restated or consolidated from time to time.

         "Base Rate Margin" shall mean two hundred (200) basis points.

         "Budget" shall mean the Budget attached as Exhibit C to the First Amendment as may be amended from time to time by consent of the Required Lenders.

          "Construction Loan Repayment Date" shall mean the date upon which the Permitted Construction Lenders shall have been paid all unpaid principal and accrued interest on all Permitted Construction Loans existing on the First Amendment Closing Date.

         "First Amendment" shall mean that certain First Amendment to Second Amended and Restated Credit Agreement dated as of August 20, 2001 between Borrower, Lenders and the Agent.

         "First   Amendment   Closing   Date"  shall  mean  August  ___,   2001.

         "Funds" shall mean amounts in the General Cash Collateral Account.

         "General Cash Collateral Account" shall mean the account established by the Borrower pursuant to the provisions of Section 4.1.

         "Heavenly   Purchase   Agreement"  shall  mean  that  certain  Purchase
Agreement between Borrower and Marriott Ownership Resorts, Inc. dated as of May 2, 2001.

         "Heavenly Sale" shall mean the sale of Borrower's membership interests in Heavenly Resort pursuant to the Heavenly Purchase Agreement.

         "Mount Snow Mortgaged Property" shall mean the commercial core area at the Mount Snow Grand Summit Hotel as more particularly described on Exhibit B to the First Amendment.

         "PIK Amount" shall mean the aggregate amount of interest on the Tranche B Notes that has been added to principal rather than paid on a current basis pursuant to Section 2.2(b).

         "Reserve(s)" shall mean the General Cash Collateral Account and all proceeds thereof, including any interest earned thereon.

         "Status Memorandum" shall mean that memorandum as to the status of certain aspects of the Mortgaged Properties set forth on Exhibit D to the First Amendment prepared as of September 8, 1998, and updated as of July 31, 2000 and as of even date.



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

         "Steamboat Parcel Sale(s)" shall mean the sale of real property owned by the Borrower or its subsidiary in Routt County, Colorado occurring on or after July 31, 2001.

         "Tranche A Advance" shall mean any loan or advance from any Tranche A Lender to the Borrower pursuant to Section 3.3 of the Agreement.

         "Tranche A Advance Requirements" shall mean the requirements for a Tranche A Advance set forth in Section 3.3.

         "Tranche A Amendment Closing Date Balance" shall mean $22,000,000.

          "Tranche A Maturity Date" shall mean the sooner to occur of (i) June 30, 2003, or (ii) the date of the acceleration of the Loan Maturity Dates upon the occurrence of an Event of Default as provided herein.

         "Tranche A Maximum Credit Amount" shall mean, with respect to Tranche A, the Tranche A Amendment Closing Date Balance, as the same shall be reduced by Tranche A principal payments required to be made pursuant to Section 2.2(a).

         "Tranche B Amendment Closing Date Balance" shall mean $25,000,000.

         "Tranche B Maturity Date" shall mean the sooner to occur of (i) December 31, 2004, or (ii) the date of the acceleration of the Loan Maturity Dates upon the occurrence of an Event of Default as provided herein.

         "Tranche C Amendment Closing Date Balance" shall mean $12,000,000.

         (b) Other Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

2. AMENDMENTS TO ARTICLE II. Sections 2.1 and 2.2 of the Credit Agreement are deleted in their entirety and replaced with the following:

         "Section 2.1. THE LOANS. Subject to the terms and conditions of this Agreement, on the date hereof, the Lenders, severally and not jointly, have made Loans to Borrower in an amount equal to each Lender's Tranche Commitment Percentage of an amount equal to the sum of the Tranche A Amendment Closing Date Balance, the Tranche B Amendment Closing Date Balance and the Tranche C Amendment Closing Date Balance, and Borrower has executed and delivered to each Lender as applicable a Tranche A Note, a Tranche B Note or a Tranche C Note, in the original principal amount of either Tranche A, Tranche B or Tranche C initially allocated to such Lender as designated on Schedule 1 to the Credit Agreement, as Schedule 1 may be modified from time to time. Tranche A, Tranche B and Tranche C taken together shall constitute the Loans.

         A. Pari Passu. Tranche A, Tranche B and Tranche C shall be pari passu with respect to the Collateral.



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

         B. Tranche A. The Borrower acknowledges and agrees that Tranche A is fully advanced as of the First Amendment Closing Date and that the outstanding balance of Tranche A as of the First Amendment Closing Date is the Tranche A Amendment Closing Date Balance. Tranche A funds may only be readvanced in accordance with the express provisions of this Agreement.

         C. Tranche B. The Borrower acknowledges and agrees that Tranche B is fully advanced as of the First Amendment Closing Date and that the outstanding balance of Tranche B as of the First Amendment Closing Date is the Tranche B Closing Date Balance. No portion of Tranche B is subject to readvance.

         D. Tranche C. The Borrower acknowledges and agrees that Tranche C is fully advanced as of the First Amendment Closing Date and that the outstanding balance of Tranche C as of the First Amendment Closing Date is the Tranche C Amendment Closing Date Balance. No portion of Tranche C is subject to readvance.

         Section 2.2. PRINCIPAL INSTALLMENTS AND INTEREST ON THE LOANS AND PREPAYMENT.


         (a) PRINCIPAL. The Borrower shall pay to the Agent, on behalf of the Lenders, mandatory principal payments in the amounts and upon the dates designated below with respect to Tranche A:

         (i) Tranche A Payment Dates.

                           December 31, 2001 $3,750,000

                           Provided, that if no Default has occurred, on or after December 15, 2001, the Borrower shall have a one time right to extend the date set forth above to a date not later than March 30, 2002.

                           Earlier of (i) receipt of the deferred $2,500,000 purchase price component set forth in the Heavenly Purchase Agreement; and (ii) January 31, 2002

         (ii) Mandatory Net Collateral Proceeds and Inventory Proceeds Payments. In addition, the Borrower shall also make mandatory principal payments in the following amounts:

                  (A) Fifty percent (50%) of all Net Collateral Proceeds received in connection with a Steamboat Parcel Sale or the Heavenly Sale. Such Net Collateral Proceeds shall be applied against the pre-payment requirement set forth in (i) above.

                  (B) Except as provided in Section 2.2(a)(ii)(A), seventy percent (70%) of all Net Collateral Proceeds received on or before December 31, 2002 and seventy-five percent (75%) of all Net Collateral Proceeds received after December 31, 2002.

                  (C) Fifty percent (50%) of Net Inventory Proceeds received during the period commencing on the Construction Loan Repayment Date through and ending on December 31, 2003 (the "Initial Sharing Period"), and seventy-five percent (75%) of Net Inventory Proceeds received thereafter. Notwithstanding the foregoing, if at any time during the Initial Sharing Period, Net Inventory Proceeds have been received in an aggregate amount equal to the projected Net Inventory Proceeds shown on the Budget for the entire Initial Sharing Period, seventy-five percent (75%) of all Net Inventory Proceeds received thereafter shall be used to make mandatory principal payments.

         (iii) Maturity of Tranche A. The Borrower shall pay the entire outstanding principal balance and all accrued and unpaid interest of Tranche A, including, without limitation, repayment of Tranche A Advances, together with all other Lender Obligations payable to the Tranche A Lenders on the Tranche A Maturity Date.

         (iv) Application of Payments. All amounts which may be applied to principal shall be applied in reduction of the next due and owing principal installments set forth above and then to the remaining principal balance of the Tranche A Notes. No principal amount shall be applied to Tranche B until Tranche A is paid in full including any payments made or realization under the Collateral or in any bankruptcy proceedings. Any prepayment of principal of Tranche B resulting from payments pursuant to Section 2.2(a)(ii)(C) shall be applied against the next required mandatory principal payment required by
Section 2.2(a)(v). The payment timing as to Tranche C shall be governed by the provisions of Article 17. Upon the payment in full of Tranche A, however, any Net Collateral Proceeds and Net Inventory Proceeds required to be paid pursuant to Section 2.2(a)(ii) shall be applied to Tranche B.

         (v) Tranche B. Borrower shall pay to Agent, on behalf of Lenders, mandatory principal payments in the amounts and upon the dates designated below with respect to Tranche B:

                              December 31, 2003           $10,000,000
                              June 30, 2004               $10,000,000


         (vi) Maturity of Tranche B. The Borrower shall pay the entire outstanding principal balance and all accrued and unpaid interest of Tranche B including, without limitation, the PIK Amount, together with all other Lender Obligations payable to the Tranche B Lenders on the Tranche B Maturity Date.



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

         (vii) Tranche C. Subject to the provisions of Article 17, the Borrower shall pay the entire outstanding principal balance and all accrued and unpaid interest of Tranche C together with all other Lender Obligations owed to the Tranche C Lenders on the Tranche C Maturity Date.

         (b) INTEREST. The Borrower shall pay interest on the unpaid, outstanding balance of the Loans and the Loans shall bear interest as follows:

         (i) Interest Rates

                  (A) Tranche A shall bear interest at a per annum rate equal to the Base Rate plus the Base Rate Margin ("Tranche A Interest Rate");

                  (B) Tranche B shall bear interest at eighteen percent (18%) per annum ("Tranche B Interest Rate"); and

                  (C) Tranche C shall bear interest at eighteen percent (18%) per annum ("Tranche C Interest Rate").

         (ii) Interest Payment Amounts

                  (A) Tranche A and Tranche B: Interest on Tranche A and on Tranche B shall be payable monthly in arrears on the last day of each month, and continuing until all of the Indebtedness of the Borrower to the A/B Lenders under the Loans shall have been paid in full. Interest installments shall be in the amounts set forth below during the designated time period:

                           (1) Tranche A: Interest installments shall be in the
                  amount of all accrued and unpaid interest on Tranche A.

                           (2) Tranche B: Accrued and unpaid interest shall be
                  divided into two amounts:

                                    (a) Accrued and unpaid interest calculated
                           at the rate of ten percent (10%) per annum shall be due and payable on each interest installment date during this period;

                                    (b) The remaining amount of the accrued and
                           unpaid interest being interest calculated at eight percent (8%) per annum (i.e., 18% minus 10%) shall accrue, be added to the principal balance of Tranche B and shall bear interest at eighteen percent (18%) per annum from the date of such accrual and shall compound annually on each May 31 during the term of the Loans.

                           (3) Tranche C: Interest shall accrue on Tranche C at
                  the Tranche C Interest Rate from the Closing Date to and


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

                  through the date of the payment in full of all Indebtedness of the Borrower to the Tranche C Lenders. The accrued and unpaid interest shall accrue, be added to the principal balance of Tranche C, and shall bear interest at the rate of eighteen percent (18%) per annum from the date of such accrual and shall compound semi-annually on each July 31 and January 31 during the term of the Loans. All accrued and unpaid interest with respect to Tranche C shall be due and payable on the Tranche C Maturity Date, subject to the provisions of Article 17.

         (c) PREPAYMENT. The Borrower may prepay the outstanding principal balance of the Loans on the following conditions with respect to the Tranches:

         (i) TRANCHE A. Tranche A may be prepaid in whole or in part without penalty.

         (ii) TRANCHE B. The Borrower shall have the right to prepay Tranche B prior to July 31, 2002, provided that the Borrower pays to the Tranche B Lenders the Yield Maintenance Amount concurrently with such payment. Unless each Tranche A Lender shall agree otherwise, no prepayment of Tranche B shall be permitted prior to the payment in full of Tranche A. Thereafter, the Borrower shall have the right to prepay Tranche B on the following conditions:

                  (A) From the day after July 31, 2002 through and including July 31, 2003, the Borrower may prepay all or any portion of Tranche B provided that the Borrower pays to the Tranche B Lenders two percent (2%) of the amount prepaid as a prepayment penalty; and

                  (B) Thereafter, the Borrower may prepay all or any portion of Tranche B provided that the Borrower pays to the Tranche B Lenders one percent (1%) of the amount prepaid as a prepayment penalty.

         Notwithstanding the foregoing, prepayment of Tranche B resulting from payments required pursuant to Section 2.2(a)(ii)(C) shall not require the payment of (x) the Yield Maintenance Amount or (y) the prepayment penalty identified in (A) and (B) above.

         (iii) TRANCHE C. The Borrower may prepay Tranche C subject to the provisions of Article 17 and Section 14.4. The terms and conditions of Article 17 provide, among other terms and conditions, that the Borrower shall not have the right to make any payments to the Tranche C Lenders other than as authorized herein prior to the payment in full of all Lender Obligations owed to the A/B Lenders. Subject to the foregoing, on or before the third anniversary of the Closing Date, the Borrower may prepay all or any portion of Tranche C provided that the Borrower pays to the Tranche C Lenders one percent (1%) of the amount prepaid as a prepayment penalty. Thereafter, no prepayment penalty shall be applicable." When permitted under each of (i) the Senior Facility and (ii) the Indenture governing the obligations guaranteed by the Senior Note Guaranty, the Tranche C debt shall be convertible into unsecured debt of American Ski pursuant to the terms of that certain Securities Purchase Agreement dated July 15, 2001 among American Ski, Oak Hill Capital Partners, L.P., and the other entities party thereto, provided further that under no circumstances shall such conversion be effected or permitted prior to the Payment Date without the prior unanimous written approval of the Tranche A and Tranche B Lenders.

3. AMENDMENTS TO ARTICLE III. Sections 3.3, 3.4 and 3.5 of the Credit Agreement are deleted in their entirety and replaced with the following:

         "Section 3.3. TRANCHE A ADVANCES.

         (a) Subject to the terms and conditions of the First Amendment and the Credit Agreement and so long as no Default exists, each Tranche A Lender, severally and not jointly, shall make such Tranche A Advances as the Borrower may from time to time request prior to the Tranche A Maturity Date in an aggregate amount (i) as to each Tranche A Lender not to exceed at any time such Tranche A Lender's Tranche A Commitment Percentage of the Tranche A Maximum Credit Amount and (ii) as to all Tranche A Lenders not to exceed an amount equal to the Tranche A Maximum Credit Amount.

         (b) Subject to the foregoing limitations and the provisions of Section 2.2(a), the Borrowers may repay Tranche A Advances and request further Tranche A Credit Advances in accordance with Section 3.4 provided that each Tranche A Lender shall have the absolute right to refuse to make any Tranche A Advances for so long as any Default or any other condition which would constitute a Default upon the making of such a Tranche A Advance exists.

         Section 3.4.      FUNDS FOR TRANCHE A ADVANCES.

         (a) Requests for Tranche A Advances. Whenever the Borrower desires to receive a Tranche A Advance, the Borrower shall give notice to the Agent by telephone, telecopy, telex or cable, in each case confirmed in writing by the Borrower, delivered to the Agent's office at 115 Perimeter Center Place, Suite 500, Atlanta, Georgia 30346, Attn. Mr. Jeff Aycock.

         Each such notice delivered by the Borrower shall specify the aggregate principal amount of the Tranche A Advance requested, and the proposed date therefor, and must certify compliance with the Tranche A Advance Requirements. Each notice shall obligate the Borrower to accept the Tranche A Advance requested from the Tranche A Lenders on the proposed date therefor. Whenever there is a Lender Obligation due and payable, the Agent may (but shall not be required to) make a Tranche A Advance in the amount of such Lender Obligation and apply the proceeds of the Tranche A Advance to the payment of the Lender Obligation. The Agent shall promptly notify the Borrower of such a Tranche A Advance and the application of proceeds thereof.

         The time periods in this section are subject to and shall commence only upon the completion of the Tranche A Advance Requirements and the determination by the Agent that the submission meets all requirements for Tranche A Advances established herein. The Agent shall have a minimum of two (2) Business Days from


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

the submission of a complete request for a Tranche A Advance in which to make a determination of compliance. The Borrower shall be entitled to request Tranche A Advances no more frequently than once per month.

         The Borrower shall give the Agent not later than 10:00 a.m. (Providence, Rhode Island time) one (1) Business Day prior to the date of a proposed Tranche A Advance, irrevocable prior notice by telephone or telecopy and shall confirm any such telephone notice with a written request for Tranche A Advance; provided, however, that the failure by the Borrower to confirm any notice by telephone or telecopy with a request for Tranche A Advance shall not invalidate any notice so given.

         (b) Notification of Lenders. Upon receipt of a request for a Tranche A Advance, the Agent shall promptly notify each Tranche A Lender by telephone or telecopy of the contents thereof and the amount of each Tranche A Lender's portion of any such Tranche A Advance. Each Tranche A Lender shall, not later than 2:00 p.m. (Providence, Rhode Island time) on the date specified for such Tranche A Advance in such notice, make available to the Agent at the Agent's office, or at such account as the Agent shall designate, the amount of such Tranche A Lender's portion of the Tranche A Advance in immediately available funds.

         (c) Disbursement. Prior to 3:00 p.m. (Providence, Rhode Island time) on the date of a Tranche A Advance, the Agent shall, subject to the satisfaction of the Tranche A Advance Requirements, disburse the amounts made available to the Agent by the Tranche A Lenders in like funds by transferring the amounts so made available by deposit into the General Cash Collateral Account. Unless the Agent shall have received notice from a Tranche A Lender prior to 11:00 a.m. (Providence, Rhode Island time) on the date of any Tranche A Advance that such Tranche A Lender will not make available to the Agent such Tranche A Lender's ratable portion of such Tranche A Advance, the Agent may assume that such Tranche A Lender has made or will make such portion available to the Agent on the date of such Tranche A Advance. The Agent may, in its sole discretion in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Tranche A Lender shall not have so made such ratable portion available to the Agent, such Tranche A Lender agrees to repay to the Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (x) for the first two (2) Business Days, at the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Lender of New York, and (y) thereafter, at the Base Rate plus the Base Rate Margin. If such Tranche A Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Tranche A Lender's portion of the applicable Tranche A Advance for purposes of this Agreement, and if both such Tranche A Lender and the Borrower shall pay and repay such corresponding amount, the Agent shall promptly relend to the Borrower such corresponding amount. If such Tranche A Lender does not repay such corresponding amount immediately upon the Agent's demand, the Agent shall notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The failure of any Tranche A Lender to fund its portion of any Tranche A Advance shall not relieve any other Tranche A Lender of its obligation, if any, hereunder to fund its respective portion of the Tranche A Advance on the date of such borrowing, but no Tranche A Lender


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

shall be responsible for any such failure of any other Tranche A Lender. In the event that a Tranche A Lender for any reason fails or refuses to fund its portion of a Tranche A Advance in violation of this Agreement, then, until such time as such Tranche A Lender has funded its portion of such Tranche A Advance, or all other Tranche A Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due with respect of such Tranche A Advance, such non-funding Tranche A Lender shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Amendment or the Credit Agreement or any other Lender Agreement, and the Agent shall have the right to vote such Tranche A Lender's vote, and (ii) not be entitled to receive any payments of principal, interest or fees from the Agent (or the other Lenders) or the Borrower with respect of its Loans. These amounts may be applied by the Agent for the benefit of the Agent and the other Tranche A Lenders in a manner determined by the Agent in its sole discretion. Furthermore, upon such failure of a Tranche A Lender to fund its portion of a Tranche A Advance, the Agent shall have the right, but not the obligation at its election to purchase the portion of the Loan held by such non-funding Lender for a purchase price equal to the then outstanding principal balance of such Lender's Loan or portion thereof."

4. AMENDMENTS TO ARTICLE IV. Article IV of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         "ARTICLE IV. Cash Collateral; Net Inventory Proceeds And Net Collateral Proceeds

         Borrower agrees that the following provisions shall apply to all of the Net Collateral Proceeds, Net Inventory Proceeds, Borrower Available Cash and all other cash of the Borrower.

         Section 4.1 SUBSIDIARY AVAILABLE CASH; NET COLLATERAL PROCEEDS, NET INVENTORY PROCEEDS. Borrower shall cause all Borrower Subsidiaries to pay to the Borrower any Subsidiary Available Cash on the last day of each month or upon the request of the Agent. The Borrower shall deposit all Subsidiary Available Cash, Net Collateral Proceeds and Net Inventory Proceeds in the General Cash Collateral Account. The Agent shall have the immediate right to apply Net Inventory Proceeds or Net Collateral Proceeds as payments of principal in accordance with Section 2.2(a)(ii).

         Section 4.2 FLOW OF CASH. All cash of the Borrower, including all of the Subsidiary Available Cash, shall be placed in the General Cash Collateral Account. The Borrower shall not have direct access to the proceeds of the General Cash Collateral Account.

         The Borrower may request disbursements from the General Cash Collateral Account not more than twice a month for amounts and purposes shown on the Budget for the month (or portion thereof) such disbursement is requested.

         Subject to the foregoing, provided no Default exists, the funds contained in the General Cash Collateral Account shall be disbursed for the following purposes:

         (i)      Payment of the Lender Obligations then due and payable;



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

         (ii) Payments for the purposes set forth on the Budget including, without limitation, for general and operating expenses of Grand Summit as may be set forth on the Budget; and

         (iii) Cost overruns from a Permitted Construction Project provided that the purpose and amount and manner of payment are approved by the Agent.

         The Borrower, the Agent and the Lenders each hereby acknowledge and agree that as of the First Amendment Closing Date, the aggregate of funds available from Tranche A, Tranche C and the General Cash Collateral Account is not less than $5,500,000.00, and that, provided no Default exists and the Borrower complies with the provisions of this Section 4.2, such proceeds shall be disbursed to the Borrower for the express purposes set forth on the Budget, including, without limitation, for payment of the general and operating expenses of Grand Summit on an "as needed" basis. On the First Amendment Closing Date, $1,000,000.00 of such proceeds shall be placed in a separate cash-collateral account in the name of Grand Summit and pledged to the Agent and Textron on a co-equal basis pursuant to the terms of that certain Cash Deposit and Joint Pledge and Central Agreement (the "Cash Pledge Agreement") dated August 20, 2001 and the disbursement of such $1,000,000 shall be subject only to the terms of the Cash Pledge Agreement and not subject to the restrictions and conditions to disbursement set forth in this Section 4.2.

         The Borrower shall not be entitled to a disbursement of the funds contained in the General Cash Collateral Account, absent the approval of the Agent, unless the Borrower complies with the provisions set forth in this
Section 4.2. Any request for a disbursement from the General Cash Collateral Account shall be accompanied by a certificate from the Borrower stating that the conditions for release of funds pursuant to this Section 4.2 have been satisfied together with back up information reasonably acceptable to the Agent and evidence reasonably satisfactory to the Agent that such funds shall be used for the purposes set forth in the Budget and that funds disbursed pursuant to the last occurring disbursement were used for the purposes set forth in the Budget. Upon the occurrence of an Event of Default, the Agent may exercise the setoff rights under Section 2.7 with respect to the General Cash Collateral Account without notice or demand to the Borrower. During the pendency of any curative period after the occurrence of a Default but prior to the occurrence of an Event of Default, the Borrower shall have no right to receive any disbursement of funds from the General Cash Collateral Account absent the approval of the Agent other than funds disbursed to cure a Default or Event of Default or to pay Lender Obligations.

         Section 4.3 APPLICATION OF PAYMENTS TO LENDER OBLIGATIONS. Following application of monies in accordance with this Agreement, all amounts paid to the Lender Obligations hereunder shall be applied in the following order of priority:

                  (a) To the payment of or the reimbursement of, the Agent for all Fees then due and payable, amounts payable to the Agent, costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, or in connection with the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any other Lender Agreement;

         (b) To the payment of any applicable prepayment amount or Yield Maintenance Amount then due;

         (c) To the payment of all interest other than the PIK Amount, including interest on overdue amounts, interest calculated at the Default Rate and late charges, then due and payable with respect to Tranche A and Tranche B, allocated among the respective Tranche A Lenders and Tranche B Lenders in proportion to their respective Tranche Commitment Percentages after taking into account the allocation of such payment to the respective Tranches;

         (d) To the payment of the outstanding principal balance of Tranche A, allocated among the Tranche A Lenders in proportion to their respective Tranche A Commitment Percentages (subject to readvancement in accordance with the provisions of this Agreement);

         (e) To the outstanding principal balance of Tranche B, allocated among the Tranche B Lenders in proportion to their respective Tranche B Commitment Percentages;

         (f) To any other outstanding Lender Obligations payable to the Tranche A Lenders and the Tranche B Lenders, allocated among the Tranche A Lenders and the Tranche B Lenders in proportion to their respective Tranche Commitment Percentages after taking into account the allocation of such payment to the Tranche A and Tranche B or if payable solely to the Agent, then to the Agent; and

         At such time as all Lender Obligations payable to the A/B Lenders have been paid in full, then to the Lender Obligations payable to the Tranche C Lenders.

         Upon the occurrence of an Event of Default, no payments shall be made to the Tranche B Lenders until all payments of principal, interest, and applicable prepayment penalties have been paid to the Tranche A Lenders:

5.       AMENDMENTS TO ARTICLE VIII.

         Article VIII of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         "ARTICLE VIII.    FINANCIAL COVENANTS

         The Borrower shall comply with the following covenants during the term of this Agreement:

         Section 8.1. MINIMUM TANGIBLE NET WORTH. The Borrower shall maintain at all times a minimum Tangible Net Worth of not less than the amounts set forth on
Schedule 8.1 to the First Amendment ("Minimum Tangible Net Worth") during the time periods indicated thereon.

         Section 8.2.      LOAN TO VALUE RATIO.

         (a) Tranche A. From and after the First Amendment Closing Date through January 31, 2002, the Borrower will not permit the amount outstanding under Tranche A to exceed forty percent (40%) of the Appraised Value of the Collateral, and thereafter, the Borrower will not permit the amount outstanding under Tranche A to exceed twenty-five percent (25%) of the Appraised Value of the Collateral.

         (b) Loans. From and after the First Amendment Closing Date, the Borrower shall not permit the amount outstanding under the A/B Loans to exceed sixty five percent (65%) of the Appraised Value of the Collateral.

         (c) Calculation. This covenant ("Loan to Value Ratio") shall be tested on the Closing Date and on an annual basis thereafter beginning on January 31, 2002. The following shall be excluded from the Collateral for purposes of making this calculation: any asset of the Borrower other than Mortgaged Property which is the subject of a first in priority, perfected security interest to a party other than the Agent. The accrued interest added to the principal balance under Tranche B shall not be included in the amount of Tranche B in ss.8.2(b) above for the calculation of the Loan to Value Ratio."

6.       FURTHER AMENDMENTS.

         (a) Sections 5.1(f) and 5.1(g). Subparagraph (f) of Section 5.1 is amended by deleting the phrase "the Equity Fund of" and Subparagraph (g) of
Section 5.1 is amended by deleting the phrase "Equity Fund" and replacing it with the phrase "General Cash Collateral Account."

         (b) Sections 5.2(b)(ii)(2). Section 5.2 (b)(ii)(2) is amended by deleting the phrase "as more fully described in ss.4.4B and ss.4.4C" and replacing it with the phrase "as more fully described in Section 2.2."

         (c) Article VI. The first paragraph of Article VI is amended by deleting the phrase "pursuant toss.4.4A".

         (d) Section 7.1. Section 7.1 is hereby amended by deleting Section 7.1(c)(iv).

         (e) Article X.

                  (i) Notwithstanding anything of the contrary contained in
         Section 10.1 and 10.2 of Agreement, the Lenders hereby consent to the incurrence of indebtedness by Grand Summit to Colorado First/PCL, a Joint Venture, in an amount not to exceed $3,900,000, which indebtedness may be evidenced by promissory note and secured by a deed of trust on certain unsold Inventory Units located at the Steamboat Grand Resort Hotel Condominium.

                  (ii) Article X is amended by adding the following Section
         10.18:

                  "SECTION 10.18. BULK SALES. Sell ten or more Inventory Units after the First Amendment Closing Date to the same Person, or any Person affiliated with such Person, in any one transaction or series of transactions, without the prior written consent of the Agent."

                  (f) Section 16.1. Section 16.1 is amended by deleting (a) in its entirety and replacing it with the following:

                  If the Agent:

                  Fleet National Bank, 115 Perimeter Center Place, N.E., Suite 500, Atlanta, GA 30346 Attention: Mr. Paul F. DiVito; and

                  Fleet National Bank, 111 Westminster Street, Providence, RI 02903:

                           with a copy to:

                  Goodwin Procter LLP, Exchange Place, Boston, MA 02109,
                  Attention: Samuel L. Richardson, Esq.

                  or to such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to Borrower and Lenders.

         (g) Schedule 1. Schedule 1 is deleted in its entirety and replaced with
Schedule 1 attached hereto.

7. EFFECTIVENESS; CONDITIONS TO EFFECTIVENESS. This First Amendment shall become effective only upon execution hereof by the Borrower, the Lenders and the Agent and satisfaction of the following conditions:

         (a) Officer's Certificate. The Borrowers shall have delivered to the Agent an Officer's Certificate in the form of Exhibit A attached hereto.

         (b) Resolutions. Copies of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment, and the other Lender Agreements to which the Borrower or any Subsidiary is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of Borrower and each of its Subsidiaries (which certificate shall state that such resolutions are in full force and effect).

         (c) Incumbency. A certificate of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of Borrower certifying the name and signatures of the officers of Borrower authorized to sign this Amendment and the other Lender Agreements to which Borrower or any Subsidiary is a party and the other documents to be delivered by Borrower hereunder.

         (d) Certificates of Existence. Certificates of legal existence, corporate or partnership good standing and foreign qualification for Borrower of recent date issued by the appropriate California, Colorado, Delaware, Maine, Nevada, Utah and Vermont Governmental Authorities.

         (e) Certificates of Good-Standing. Certificate of good standing for Borrower and each Subsidiary of Borrower of recent date issued by the appropriate California, Colorado, Delaware, Maine, Nevada, Utah and Vermont Governmental Authorities.

         (f) Oak Hill Investment/American Ski Asset Purchase. Oak Hill and its affiliates and associates shall have provided funds to American Ski in an additional amount equal to not less than $12,500,000 (such amount the "Investment Amount"). American Ski shall have purchased certain assets of Borrower as set forth on Schedule 7(f) attached hereto in a transaction resulting in Net Proceeds equal to the Investment Amount, and (i) one-half (1/2) of the Investment Amount shall have been deposited by Borrower into the General Cash Collateral Account, and (ii) one-half (1/2) of the Investment Amount shall have been paid to Agent, as a portion of the funds used to reduce the outstanding balance of Tranche A to the Tranche A Amendment Date Closing Balance. Such transactions shall be collectively referred to as the "Oak Hill Investment." Borrower shall have delivered to the Agent satisfactory evidence of the consummation of the Oak Hill Investment.

         (g) Reduction of Tranche A. The outstanding principal balance of Tranche A shall have been reduced to the Tranche A Amendment Date Closing Balance.

         (h) Authorization and Approvals. All corporate or other action of Borrower required to authorize the execution, delivery and performance of this First Amendment has been taken, and the officer executing this First Amendment on Borrower's behalf is duly authorized. All third party approvals and/or consents required to be obtained to effectuate the terms and provisions of this Amendment shall have been obtained.

         (i) Textron. The Agent shall have received satisfactory evidence that the loan documents between Textron and Grand Summit have been amended on terms and conditions approved by the Agent.

         (j) Permitted Construction Loan. No default or event of default shall exist with respect to any Permitted Construction Loan, and Textron has not indicated any intent to discontinue funding under its Permitted Construction Loan, and such loan is in Balance. The Borrower has submitted to the Agent a summary of the Permitted Construction Loans demonstrating that no default or event of default exists thereunder together with an estoppel from Textron certifying to the same, and the Agent and the Required Lenders have approved such summary and estoppel.

         (k) Mount Snow Mortgage. The Borrower or the applicable Borrower Subsidiary shall have executed and delivered a mortgage and any other documents reasonably requested by the Agent and its counsel to grant to the Agent a first valid and perfected security interest in the Mount Snow Mortgaged Property and all proceeds and revenues resulting therefrom.

         (l) Legal Opinions. The Borrower shall have delivered to the Agent opinions of outside counsel to the Borrower, dated the date of execution of this Amendment, in form acceptable to counsel for the Lenders.

         (m) Fees. The Borrower shall have paid the Agent and all third parties engaged by the Agent any and all actual fees and expenses incurred in connection with the negotiating, preparation and implementation of this Amendment.

         (n) Funds. All funds of the Borrower held in the Operating Account (as previously defined in the Credit Agreement) shall have been transferred to the General Cash Collateral Account.

         (o) Release. The Agent shall have released its interest under the Security Agreements in that certain real property owned by the Borrower known as the "Jordan Parcel" in the town of Newry, Maine and the "Stagecoach Parcel" in the town of Stateline, Nevada.

         (p) Miscellaneous. The Agent shall have received such other documents, certificates and opinions as the Agent may reasonably request.

8. LENDER AGREEMENT. All references to the Credit Agreement in the Credit Agreement, the other Lender Agreements or any other document shall be deemed to refer to the Credit Agreement as amended hereby. This First Amendment shall be a Lender Agreement and shall be governed by and construed and enforced under the laws of the State of New York.

9. RATIFICATION. Except as expressly set forth herein, the Credit Agreement remains unmodified and in full force and effect.

10. FIRST AMENDMENT CLOSING DATE ADVANCES. Concurrently with the effectiveness of this First Amendment in accordance with the provisions of Section 7 hereof
(a) provided that Borrower has complied with all Tranche A Advance Requirements, the Tranche A Lenders shall advance to Borrower funds in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) under Tranche A, and (b) provided that Borrower has complied with all requirements for advances under Tranche C, the Tranche C Lenders shall advance to Borrower funds in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) under Tranche C.

         IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this First Amendment to be executed by their duly authorized officers as of the date first set forth above.

                                 AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.



                                  By: /s/ Foster A. Stewart, Jr.
                                     -----------------------------------
                                      Name: Foster A. Stewart, Jr.
                                     Title: Secretary and General Counsel



                                  Fleet National Bank, As Agent

                                  By:/s/ Jeff V. Aycock
                                     -----------------------------------
                                      Name: Jeff V. Aycock, CFA
                                     Title: Vice President


                                  [Lenders signature pages to follow]

                                  Senior Debt Portfolio

                                  By: /s/ Scott H. Page
                                      Name: Scott H. Page
                                      Title:  Vice President

                                  Eaton VANCE Senior Income Trust


                                  By: /s/ Scott H. Page
                                    ---------------------------------------
                                      Name: Scott H. Page
                                     Title: Vice President

                                  SkI Partners 2000, a Delaware General
                                   Partnership

                                  By:      EIGER INC., a Delaware Corporation,
                                           its managing partner


                                 By: /s/ David M. Jacobs
                                    ---------------------------------------
                                    Name: David M. Jacobs
                                    Title: Executive Vice President

                                 Oak Hill Capital Partners, L.P.,
                                 a Delaware Limited Partnership

                                 By: /s/ Steven B. Gruber
                                    ---------------------------------------
                                      Name: Steven B. Gruber
                                     Title: Managing Partner

                                    Exhibit A


                 AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.

                             Certificate of Officer

         Reference is made to the Second Amended and Restated Credit Agreement dated as of July 31, 2000, by and among AMERICAN SKIING COMPANY RESORT PROPERTIES, INC., Fleet National Bank (the "Agent"), as Agent for itself and the other lenders from time to time parties thereto (the "Lenders"), and such other Lenders, as amended through the date hereof (the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         The undersigned, being the Chief Financial Officer of the Borrower, hereby certifies to the Agent and the Lenders that:

         1. I am familiar with and have access to all of the records regarding its business and financial affairs of the Borrower, including, without limitation, all of the matters and things hereinafter described.

         2. The representations and warranties of the Borrower contained in the Credit Agreement are true and correct on and as of the date hereof (except as to representations and warranties made as of a certain date, which shall be true and correct in all material respects as of such date and except as to transactions permitted under the Credit Agreement which have occurred and which render the representation and warranties in the Credit Agreement false or misleading in whole or in part).

         3. All covenants and agreements of the Borrower required to be performed by it under the Lender Agreements on or before the date hereof have been duly performed by it or them on or prior to the date hereof.

         4. No Default or Event of Default under the Credit Agreement exists as of the date hereof after giving effect to the execution and delivery of the First Amendment to Second Amended and Restated Credit Agreement dated as of the date hereof and the other transactions contemplated thereby.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of August, 2001.


AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.


By:
   --------------------------------------------------
         Name:    Mark J. Miller
         Title:   Chief Financial Officer

                                    Exhibit B


                          MOUNT SNOW MORTGAGED PROPERTY

                                    Exhibit C

                                    Exhibit D

                                STATUS MEMORANDUM

                                   Schedule 1




                                          Lenders             Commitment Percentage      Principal Amount as of
                                                                   as to Tranche        First Amendment Closing
                                                                                                  Date
Tranche A                       Fleet National Bank                            57.14%                  $12,570,800
                                Eaton Vance Senior Income                       4.29%                     $943,800
                                Trust                                          38.57%                   $8,845,400

Tranche B                       Fleet National Bank                               20%                   $5,000,000
                                Ski Partners 2000                                 80%                  $20,000,000

Tranche C                       Oak Hill Capital Partners,                       100%                  $12,000,000
                                L.P.


                                  Schedule 7(f)

                              Jordan Village Parcel

           Commercial Core Areas at (1) Jordan Bowl and (2) Killington

                       Stagecoach Parcel, Heavenly Valley

                                  Schedule 8-1

Minimum Tangible Net Worth                          Time Period

$75,000,000                                First Amendment Closing Date through July 31, 2002

$65,000,000                                August 1, 2002 through July 27, 2003

$35,000,000                                Thereafter
